SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  October [__], 2002

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Mortgage Pass-Through Certificates, Series 2002-24

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
(Exact name of registrant as specified in its charter)
Delaware	333-77054	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of August 1, 2002 (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., and GreenPoint Mortgage Funding, Inc., each as a seller (in such capacity, a “Seller”), Bank of America, N.A., and Washington Mutual Mortgage Securities Corp., each as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”), Chase Manhattan Mortgage Corporation, as master servicer (in such capacity, a “Master Servicer”), Olympus Servicing, L.P., as a servicer (in such capacity, a “Servicer”) and the special servicer (in such capacity, the “Special Servicer”), Bank One, National Association, as trustee (in such capacity, the “Trustee”), and JPMorgan Chase Bank, as trust administrator (in such capacity, the “Trust Administrator”) providing for the issuance of the CSFB Mortgage-Backed Pass-Through Certificates, Series 2002-24.  The Certificates were issued on August 29, 2002.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of August 1, 2002, by and among the Company, the Sellers, the Servicers, the Master Servicer, the Special Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October [__], 2002.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Kevin Steele

Name: Kevin Steele

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of August 1, 2002,

5

by and among the Company, the Sellers, the Servicers,
the Master Servicer, the Special Servicer, the Trustee
and the Trust Administrator.

EXHIBIT 99.1